UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

PLEDGE PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10655 Bammel North Houston Road, Houston, Texas 77086
(Address of Principal Executive Office) (Zip Code)

(832) 328-0169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2018, Christopher Headrick was appointed to the Board of Directors of Pledge Petroleum Corp. (the “Company”).

Mr. Headrick is an independent director in accordance with the applicable rules of the NASDAQ Stock Market and has been appointed to a special committee of the Board of Directors formed to review and consider new acquisition candidates.

Christopher Headrick, age 54, has been serving as the Chief Executive Officer of Wyoming Energy Corp., a company engaged in the oil and gas business, since May 2012. Mr. Headrick is also the principal of Christopher Headrick LLC, an energy consulting firm he founded in June 2015. He also has served since February 2017 as the Chief Executive Officer of H2 Energy Group, a company engaged in the hydrogen energy production business.

Mr. Headrick was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person.  Additionally, he received a grant on May 2, 2018 of 10,000,000 shares of the Company’s common stock, vesting 1/3 immediately, 1/3rd after one year and 1/3rd after 2 years. There have been no other transactions involving Mr. Headrick that would require disclosure under Item 404(a) of Regulation S-K. On May 2, 2018, each of John Huemoeller and John Zotos, also received a grant of 10,000,000 shares of the Company’s common stock, vesting 1/3 immediately, 1/3rd after one year and 1/3rd after 2 year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018	PLEDGE PETROLEUM CORP.

	By:	/s/ John Zotos
	Name:	John Zotos
	Title:	Interim Chief Executive Officer